EXHIBIT 99.1

For Immediate Release

FOR RELEASE: Wednesday, February 1, 2023, at 8:30 AM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA ANNOUNCES COMPLETION OF

MERGER WITH NORTHWEST BANCSHARES CORPORATION

Shreveport, Louisiana – February 1, 2023 – Home Federal Bancorp, Inc. of Louisiana (“Home Federal”) (Nasdaq: HFBL), the holding company of Home Federal Bank, announced the completion of the acquisition of Northwest Bancshares Corporation (“NWB”) and its wholly-owned subsidiary, First National Bank of Benton (“FNBB”), effective as of February 1, 2023.

Under the terms of the Merger Agreement, shareholders of NWB will receive $128.16 in cash for each share of NWB common stock they hold.

“By bringing our two companies together, we have expanded our market area and enhanced our branch network,” stated Jim Barlow, Chairman, President and Chief Executive Officer of Home Federal, “We look forward to providing our products and services to the Benton market area.  On behalf of our Board of Directors and employees, we welcome FNBB’s customers and team to our family.”

As of the effective time of the Merger, and in accordance with the terms of the Merger Agreement, John A. Batson, President and Chief Executive Officer of FNBB was named Senior Vice President and Benton Market Manager of Home Federal Bank.

With the combination of the two organizations, Home Federal, on a consolidated basis, has approximately $661 million in assets, $481 million in loans and $585 million in deposits. Home Federal plans to operate the existing branch of FNBB as a Division of Home Federal Bank through May, 2023.

Home Federal was advised by Raymond James & Associates, Inc. and the law firm of Silver, Freedman, Taff & Tiernan LLP.  Northwest Bancshares was advised by SEACAP Financial, LLC and the law firm of Butler Snow LLP.

About Home Federal

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which currently conducts business from ten full-service banking centers in Louisiana.  Home Federal Bank was established in 1924 and is headquartered in Shreveport, Louisiana.  The Bank provides a full range of banking services including its primary business of real estate lending to residential and commercial customers.

Forward Looking Statements

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”.  We undertake no obligation to update any forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; the scope and duration of the COVID-19 pandemic; the effects of the COVID-19 pandemic, including on the Company’s credit quality and operations as well as its impact on general economic conditions; legislative and regulatory changes including actions taken by governmental authorities in response to the COVID-19 pandemic; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, in each case as may be affected by the COVID-19 pandemic, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

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Contact:
Home Federal Bancorp, Inc. of Louisiana James R. Barlow, Chairman of the Board, President and Chief Executive Officer (318) 222-1145